UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/14/2007

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On May 14, 2007, CECO Environmental Corp. ("CECO") and the selling stockholders named therein entered into an Underwriting Agreement with Oppenheimer & Co. Inc., as representative of the underwriters named therein (the "Underwriters"), in connection with the offer and sale by CECO and the selling shareholders of 3,348,166 shares of CECO's common stock. Of the total shares being offered, 1,000,000 shares will be issued by CECO and 2,348,166 shares will be sold by the selling stockholders. CECO will not receive any proceeds from the sale of the shares offered by the selling stockholders. The price to the public is $11.25 per share, and the Underwriters have agreed to purchase the shares from CECO and the selling stockholders at a price of $10.631 per share. In addition, the underwriters were granted a 30-day over-allotment option to purchase up to an additional 502,225 shares of common stock from the Company on the same terms as the initial shares sold in the offering. The form of Underwriting Agreement was filed as Exhibit 1.1 with the Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission on April 27, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: May 15, 2007	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
CFO and Vice President--Administration and Finance